Exhibit 99.1

Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2023 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE: 3/05/2024

Rock Island, IL – March 5, 2024 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the fourth quarter and twelve months ended December 31, 2023.

FOURTH QUARTER AND TWELVE MONTHS ENDED December 31, 2023 – FINANCIAL RESULTS

Net earnings totaled $3,058,000, or $1.04 per share, for the fourth quarter of 2023, compared to net earnings of $3,078,000, or $1.05 per share, for the fourth quarter of 2022. For the twelve months ended December 31, 2023, the Company reported net earnings of $4,454,000, or $1.51 per share, compared to a net loss of $582,000, or $0.19 per share, for the same period in 2022. The change for the twelve months ended December 31, 2023, was driven by increased writings and positive changes in net unrealized gains and losses on equity securities. Book value per share increased to $21.35 at December 31, 2023, from $19.16 at December 31, 2022. This increase in book value is due to net income and the improvement in the market value of our fixed income holdings.

Direct premiums written increased by $3,059,000, or 14.5%, to $24,091,000 for the fourth quarter of 2023, from $21,032,000 for the same period in 2022. For the twelve months ended December 31, 2023, direct premiums written increased by $10,264,000, or 12.4%, to $92,991,000 compared to $82,727,000 for the same period in 2022. The growth for both periods is primarily due to rate increases. Net premiums earned increased by $1,896,000, or 10.4%, to $20,188,000 for the three months ended December 31, 2023, from $18,292,000 for the same period in 2022. Net premiums earned increased by $6,660,000, or 9.6%, to $75,717,000 for the twelve months ended December 31, 2023, from $69,057,000 for the same period in 2022. The increase in net premiums earned is driven by the increased premium writings in 2023.

For the fourth quarter of 2023, the Company ceded to reinsurers $2,637,000 of earned premiums, compared to $2,435,000 of earned premiums for the fourth quarter of 2022. For the twelve months ended December 31, 2023, the Company ceded earned premiums of $10,703,000, compared to $9,512,000 for the same period in 2022. This increase is a result of increased direct earned premiums.

Net investment income increased by $244,000, or 21.5%, to $1,381,000 for the fourth quarter of 2023, as compared to $1,137,000 for the same period in 2022. For the twelve months ended December 31, 2023, net investment income increased by $1,145,000, or 28.4%, to $5,179,000 from $4,034,000 for the same period in 2022. The increase is the result of both an increase in the interest rates earned on the investments in our portfolio and an increase in the overall size of our investment holdings.

Net unrealized gains on equity securities decreased $404,000 year over year to $1,071,000 in gains for the fourth quarter of 2023, compared to gains of $1,475,000 for the same period in 2022. The decrease in the fourth quarter was driven by a planned reduction in our equity holdings, which resulted in $404,000 of unrealized gains becoming realized. Net unrealized gains and losses on equity securities increased $6,056,000 year over year to $1,350,000 in gains as of December 31, 2023, compared to a loss of $4,706,000 as of December 31, 2022.

Losses and settlement expenses increased by $1,089,000, or 10.7%, to $11,231,000 for the fourth quarter of 2023, from $10,142,000 for the same period in 2022. This increase was largely driven by prior year accident development on Liquor Liability claims and Business Owner's Liability claims. Losses and settlement expenses increased by $3,397,000, or 7.6%, to $47,930,000 for the twelve months ended December 31, 2023, from $44,533,000 for the same period in 2022. This increase was driven in large part by prior year development of Liquor Liability claims.

Policy acquisition costs and other operating expenses increased by $902,000, or 13.3%, to $7,662,000 for the fourth quarter of 2023, from $6,760,000 for the same period in 2022. Policy acquisition costs and other operating expenses increased by $3,590,000, or 14.4%, to $28,486,000 for the twelve months ended December 31, 2023, from $24,896,000 for the same period in 2022. The change in both periods is due to increased commissions stemming from business growth and agency profitability.

Total assets increased by $18,904,000, or 9.8%, from $192,162,000 on December 31, 2022, to $211,066,000 on December 31, 2023. This increase was partially due to $8.7M in positive cash flow from operations, which allowed the Company to increase the investment portfolio. The investment portfolio, which consists of fixed income securities, common stocks, preferred stocks, property held for investment, and other invested assets, increased by $13,567,000, or 10.7%, from $127,325,000 on December 31, 2022, to $140,892,000 on December 31, 2023. These increases are a result of improved market conditions impacting both our fixed income and equity portfolios.

Total equity increased by $6,590,000, or 10.9%, from $60,441,000 as of December 31, 2022, to $67,031,000 as of December 31, 2023. The main drivers of this increase was current earnings and improved market conditions favorably impacting our fixed income portfolio.

fourth QUARTER ENDED December 31, 2023 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 55.6% and 63.3% for the fourth quarter and twelve months ended December 31, 2023, compared with 55.4% and 64.5% for the same periods in 2022.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 38.0% and 37.6% for the fourth quarter and twelve months ended December 31, 2023, compared to 37.0% and 36.1% for the same periods in 2022.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 93.6% and 100.9% for the fourth quarter and twelve months ended December 31, 2023, compared to 92.4% and 100.6% for the same periods in 2022.

MANAGEMENT COMMENTARY

"We finished 2023 with a strong fourth quarter. The underwriting measures shared in the Q3 Earnings Release have taken hold, particularly with Liquor Liability, leading to a lower overall loss and settlement expense ratio of 63.3% in 2024. We finished the year with significantly fewer open claims in comparison to the last four years, which should lead to a lower loss and settlement expense ratio in 2024. Inflationary pressures on operating expenses continued resulting in a slightly higher expense ratio and a combined ratio of 100.9%, which is comparable to the 100.6% from 2022.

"Improved investment market conditions in 2023 drove our net unrealized gains on fixed maturity securities and stocks up considerably from 2022. In addition, increased rates and holdings expanded our net investment income in 2023 and we expect that trend to continue in 2024.

"We continue to be optimistic for 2024 as our core insurance business remains strong, our investments are performing well, and the new states we are entering will enhance premium growth in 2024," stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol "ICCH". For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "believe," "plan," "seek," "expect," "intend," "estimate," "anticipate," "will," and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, including their effects on claims activity and the business operations of the Company and of our current and potential customers; new theories of liability; judicial, legislative, regulatory, and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; downturns and volatility in global economies and equity and credit markets, including as a result of inflation and supply chain disruptions and continued labor shortages; interest rates and changes in rates could adversely affect the Company's business and profitability; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Information," set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2023	2022

Assets:
Investments and cash:
Fixed maturity securities (amortized cost of $119,336,041 at 12/31/2023 and $104,580,681 at 12/31/2022)	$110,955,697	$93,388,971
Common stocks at fair value	12,191,621	20,438,907
Preferred stocks at fair value	2,896,296	2,772,605
Other invested assets	8,937,409	4,722,137
Property held for investment, at cost, net of accumulated depreciation of $682,402 at 12/31/2023 and $609,282 at 12/31/2022	5,910,864	6,002,233
Cash and cash equivalents	1,632,063	3,139,986
Total investments and cash	142,523,950	130,464,839
Accrued investment income	915,156	791,812
Premiums and reinsurance balances receivable, net of allowances for credit losses of $130,000 at 12/31/2023 and $50,000 at 12/31/2022	37,233,433	31,270,460
Ceded unearned premiums	755,099	947,851
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for credit losses of $82,000 at 12/31/2023 and $0 at 12/31/2022	12,736,579	13,610,295
Income taxes - current	120,355	22,042
Income taxes - deferred	2,647,636	3,296,688
Deferred policy acquisition costs, net	8,552,459	7,167,036
Property and equipment, at cost, net of accumulated depreciation of $6,990,076 at 12/31/2023 and $6,590,602 at 12/31/2022	3,325,322	3,313,719
Other Assets, net of allowances for credit losses of $57,000 at 12/31/2023 and $0 at 12/31/2022	2,256,286	1,277,469
Total assets	$211,066,275	$192,162,211

Liabilities:
Unpaid losses and settlement expenses	$71,919,585	$67,614,063
Unearned premiums	47,259,637	40,527,182
Reinsurance balances payable	1,132,301	1,405,337
Corporate debt	15,000,000	15,000,000
Accrued expenses	7,504,566	6,072,020
Other liabilities	1,218,895	1,102,678
Total liabilities	144,034,984	131,721,280

Equity:
Common stock1	35,000	35,000
Treasury stock, at cost2	(5,710,324)	(5,463,535)
Additional paid-in capital	33,330,846	33,119,125
Accumulated other comprehensive (loss), net of tax	(6,790,801)	(8,841,517)
Retained earnings	48,041,575	43,701,233
Less: Unearned Employee Stock Ownership Plan shares at cost3	(1,875,005)	(2,109,375)
Total equity	67,031,291	60,440,931
Total liabilities and equity	$211,066,275	$192,162,211

1 Par value $0.01; authorized: 2023 – 10,000,000 shares and 2022 – 10,000,000 shares; issued: 2023 – 3,500,000 shares and 2022 – 3,500,000 shares; outstanding: 2023 – 3,138,976 and 2022 – 3,153,741 shares

2 2023 – 361,024 shares and 2022 – 346,259 shares

3 2023 – 187,498 shares and 2022 – 210,935 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2023	2022
Net premiums earned	$20,188,241	$18,291,583
Net investment income	1,380,911	1,137,327
Net realized investment gains	404,481	88,870
Net unrealized gains on equity securities	1,071,317	1,475,087
Other income	76,231	87,143
Consolidated revenues	23,121,181	21,080,010
Losses and settlement expenses	11,230,999	10,142,399
Policy acquisition costs and other operating expenses	7,662,496	6,760,016
Interest expense on debt	46,409	46,409
General corporate expenses	168,003	213,121
Total expenses	19,107,907	17,161,945
Earnings before income taxes	4,013,274	3,918,065
Income tax expense (benefit):
Current	676,800	448,656
Deferred	278,444	391,904
Total income tax expense	955,244	840,560
Net earnings	$3,058,030	$3,077,505

Other comprehensive earnings, net of tax	4,243,947	608,594
Comprehensive earnings	$7,301,977	$3,686,099

Earnings per share:
Basic:
Basic net earnings per share	$1.04	$1.05
Diluted:
Diluted net earnings per share	$1.03	$1.05

Weighted average number of common shares outstanding:
Basic	2,947,623	2,939,218
Diluted	2,967,409	2,939,218

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2023	2022
Net premiums earned	$75,717,108	$69,057,343
Net investment income	5,179,343	4,034,228
Net realized investment gains	672,857	874,470
Net unrealized gains (losses) on equity securities	1,350,417	(4,706,405)
Other income	236,945	420,202
Consolidated revenues	83,156,670	69,679,838
Losses and settlement expenses	47,929,630	44,532,729
Policy acquisition costs and other operating expenses	28,486,101	24,896,120
Interest expense on debt	184,122	196,070
General corporate expenses	784,307	776,747
Total expenses	77,384,160	70,401,666
Earnings (loss) before income taxes	5,772,510	(721,828)
Income tax expense:
Current	1,184,243	984,897
Deferred	134,165	(1,125,063)
Total income tax expense (benefit)	1,318,408	(140,166)
Net earnings (loss)	$4,454,102	$(581,662)

Earnings per share:
Basic:
Basic net earnings (loss) per share	$1.51	$(0.19)
Diluted:
Diluted net earnings (loss) per share	$1.50	$(0.19)

Weighted average number of common shares outstanding:
Basic	2,946,892	3,032,155
Diluted	2,966,679	3,032,155

Net earnings (loss)	$4,454,102	$(581,662)
Other comprehensive earnings (loss), net of tax
Unrealized gains and losses on fixed maturity securities:
Unrealized holdings gains (losses) arising during the period, net of income tax expense (benefit) of $532,787 in 2023 and $(3,128,757) in 2022	$2,004,296	$(11,770,084)
Reclassification adjustment for losses included in net income, net of income tax (benefit) of $(12,340) in 2023 and $(2,270) in 2022	46,420	8,540
Total other comprehensive earnings (loss)	2,050,716	(11,761,544)
Comprehensive earnings (loss)	$6,504,818	$(12,343,206)